Exhibit 99.1

Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: Nov. 1, 2011

MEDIA CONTACT:	INVESTOR CONTACTS:
Jeff Pounds (918) 573-3332	Travis Campbell (918) 573-2944	Sharna Reingold (918) 573-2078	David Sullivan (918) 573-9360

Williams Reports Third-Quarter 2011 Financial Results

—	Net Income is $272 Million, $0.46 per Share for Third Quarter 2011

—	Adjusted Income from Continuing Operations is $0.40 per Share, Up 82% in 3Q

—	Strong Performances Across All Businesses Drive Improved 3Q Adjusted Results

—	Growth Outlook Remains Strong

—	December 2011 Dividend of $0.25 to be Double 2010 Level

—	10-15% Annual Dividend Growth Expected in 2012-13

—	Exploration & Production Separation On Track

Quarterly Summary Financial Information	3Q 2011		3Q 2010
Per share amounts are reported on a diluted basis. All amounts are attributable to The Williams Companies, Inc.	millions	per share	millions	per share

Income (loss) from continuing operations	$277	$0.47	($1,258)	($2.15)
Loss from discontinued operations	(5)	(0.01)	(5)	(0.01)

Net income (loss)	$272	$0.46	($1,263)	($2.16)

Adjusted income from continuing operations*	$236	$0.40	$131	$0.22

Year-to-Date Summary Financial Information	YTD 2011		YTD 2010
Per share amounts are reported on a diluted basis. All amounts are attributable to The Williams Companies, Inc.	millions	per share	millions	per share

Income (loss) from continuing operations	$836	$1.40	($1,265)	($2.16)
Loss from discontinued operations	(16)	(0.03)	(6)	(0.01)

Net income (loss)	$820	$1.37	($1,271)	($2.17)

Adjusted income from continuing operations*	$679	$1.14	$502	$0.86

*	A schedule reconciling income (loss) from continuing operations to adjusted income from continuing operations (non-GAAP measures) is available at www.williams.com and as an attachment to this press release.

TULSA, Okla. — Williams (NYSE: WMB) announced unaudited net income attributable to Williams, for third-quarter 2011 of $272 million, or $0.46 per share on a diluted basis, compared with a net loss of $1,263 million, or a loss of $2.16 per share on a diluted basis for third-quarter 2010.

Williams (NYSE: WMB)	Third-Quarter 2011 Financial Results — Nov. 1, 2011	Page 1 of 11

Year-to-date through Sept. 30, Williams reported net income of $820 million, or $1.37 per share, compared with a net loss of $1,271 million, or a net loss of $2.17 per share for the same period in 2010.

The significant improvement in net income during the third-quarter and year-to-date 2011 periods was primarily due to the absence of approximately $1.7 billion in non-cash charges during third-quarter 2010. These included a charge of approximately $1 billion for an impairment of goodwill and pre-tax charges of $678 million related to certain proved and unproved natural gas properties, primarily in the Barnett Shale. The year-to-date period also benefited from the absence of $645 million of pre-tax charges incurred during first-quarter 2010 that were in conjunction with the strategic restructuring that transformed Williams Partners L.P. (NYSE: WPZ) into a leading diversified master limited partnership.

Adjusted Income from Continuing Operations

Adjusted income from continuing operations was $236 million, or $0.40 per share, for third-quarter 2011, compared with $131 million, or $0.22 per share for third-quarter 2010.

For the first nine months of 2011, Williams’ adjusted income from continuing operations was $679 million, or $1.14 per share, compared with $502 million, or $0.86 per share for the same period in 2010.

The significant increase in the adjusted results for the third-quarter and year-to-date periods was due to improved results in all of the company’s businesses. There is a more detailed description of the business results later in this press release.

Also, the third-quarter 2011 adjusted results were lower than the third-quarter 2011 reported results largely because the reported results included the benefit of a favorable revision to the company’s estimate of deferred income taxes associated with foreign operations. This benefit was excluded from the adjusted results.

Adjusted income from continuing operations reflects the removal of items considered unrepresentative of ongoing operations and the effect of mark-to-market accounting and is a non-GAAP measure. Reconciliations to the most relevant GAAP measure are attached to this news release.

CEO Comment

Alan Armstrong, Williams’ president and chief executive officer, made the following comments:

Williams (NYSE: WMB)	Third-Quarter 2011 Financial Results — Nov. 1, 2011	Page 2 of 11

“Our businesses performed exceptionally well across the board in the third quarter, driving a 48-percent increase in our adjusted segment profit.

“All of our recent growth projects are beginning to deliver on their potential — from our projects in the Marcellus to Transco expansions along the Eastern seaboard to the deepwater Gulf of Mexico.

“We’re also executing on our plan to unlock shareholder value. The E&P separation is on track, and our December dividend will be double the level we paid at this time last year. And we continue to plan on increasing the dividend by 10-15 percent annually.

“Looking ahead, there’s a growing urgency for new infrastructure that will enable the value of the vast new supplies of natural gas in the United States to be fully captured. Williams is well-positioned to benefit as we continue to expand our large-scale infrastructure businesses.

“Our strategy is clear — we’ll be one of the premier energy infrastructure companies in North America and we’ll be a leader in delivering high growth and high dividends.”

Guidance for 2011-13 Updated

Williams’ assumptions for certain energy commodity prices for 2011-13 and the corresponding guidance for the company’s earnings and capital expenditures are displayed in the table below. These assume the planned separation of the company’s exploration and production business on Dec. 31, 2011.

Williams is updating its adjusted segment profit guidance for 2011-13 to reflect somewhat lower expected crude oil and natural gas prices. The company also expects higher interest expense due to the assumed absence of initial public offering proceeds that would be used to retire debt.

Capital expenditure guidance is also being updated for 2011 to reflect timing in capital spending. Capital expenditure guidance is being updated for 2012-13 to reflect timing changes, as well as the addition of the Geismar expansion project at Midstream Canada & Olefins and the proposed Keathley Canyon project at Williams Partners.

Williams (NYSE: WMB)	Third-Quarter 2011 Financial Results — Nov. 1, 2011	Page 3 of 11

Commodity Price Assumptions and Financial Outlook	2011
As of Nov. 1, 2011
(Includes Exploration & Production)	Low	Mid	High
Natural Gas ($/MMBtu):
NYMEX	$3.95	$4.08	$4.20
Rockies	$3.70	$3.83	$3.95
San Juan	$3.75	$3.85	$3.95
Oil / NGL:
Crude Oil — WTI ($ per barrel)	$89.50	$92.00	$94.50
Crude to Gas Ratio	22.5x	22.6x	22.7x
NGL to Crude Oil Relationship	55%	55%	55%
Average NGL Margins ($ per gallon) (1)	$0.78	$0.80	$0.81
Composite Frac Spread ($ per gallon) (2)	$0.86	$0.88	$0.89

Capital & Investment Expenditures (millions)
Williams Partners (3)	$1,085	$1,248	$1,410
Exploration & Production	$1,350	$1,450	$1,550
Midstream Canada & Olefins	300	350	400
Other	90	78	65

Total Capital & Investment Expenditures	$2,825	$3,125	$3,425
Cash Flow from Continuing Ops (millions)	$3,000	$3,100	$3,200

Adjusted Segment Profit (millions) (4)
Williams Partners	$1,820	$1,890	$1,960
Exploration & Production	300	350	400
Midstream Canada & Olefins	250	275	300
Other	5	(3)	(10)

Total Adjusted Segment Profit	$2,375	$2,513	$2,650

Adjusted Segment Profit + DD&A (millions) (4)
Williams Partners	$2,440	$2,525	$2,610
Exploration & Production	$1,275	$1,338	$1,400
Midstream Canada & Olefins	270	300	330
Other	25	13	0

Total Adjusted Segment Profit + DD&A	$4,010	$4,175	$4,340

Adjusted Diluted Earnings Per Share (4)	$1.40	$1.53	$1.65

Williams (NYSE: WMB)	Third-Quarter 2011 Financial Results — Nov. 1, 2011	Page 4 of 11

(Reflects Exploration & Production separation on 12/31/11)	2012			2013
	Low	Mid	High	Low	Mid	High
Natural Gas ($/MMBtu):
NYMEX	$3.50	$4.25	$5.00	$4.00	$4.75	$5.50
Rockies	$3.25	$3.98	$4.70	$3.75	$4.45	$5.15
San Juan	$3.30	$4.00	$4.70	$3.75	$4.45	$5.15
Oil / NGL:
Crude Oil — WTI ($ per barrel)	$70.00	$82.50	$95.00	$70.00	$85.00	$100.00
Crude to Gas Ratio	19.0x	19.5x	20.0x	17.5x	17.8x	18.2x
NGL to Crude Oil Relationship	58%	58%	57%	58%	58%	56%

Average NGL Margins ($ per gallon) (1)	$0.63	$0.74	$0.86	$0.59	$0.72	$0.85
Composite Frac Spread ($ per gallon) (2)	$0.69	$0.79	$0.89	$0.65	$0.78	$0.89
Capital & Investment Expenditures (millions)
Williams Partners (3)	$1,905	$2,055	$2,205	$1,450	$1,650	$1,850
Midstream Canada & Olefins	600	650	700	500	600	700
Other	20	20	20	25	25	25

Total Capital & Investment Expenditures	$2,525	$2,725	$2,925	$1,975	$2,275	$2,575
Cash Flow from Continuing Ops (millions)	$1,850	$2,075	$2,300	$1,950	$2,125	$2,300

Adjusted Segment Profit (millions) (4)
Williams Partners	$1,730	$1,950	$2,170	$1,800	$2,050	$2,300
Midstream Canada & Olefins	250	300	350	275	350	425
Other	(5)	0	5	0	0	0

Total Adjusted Segment Profit	$1,975	$2,250	$2,525	$2,075	$2,400	$2,725

Adjusted Segment Profit + DD&A (millions) (4)
Williams Partners	$2,365	$2,605	$2,845	$2,460	$2,730	$3,000
Midstream Canada & Olefins	280	335	390	$320	$400	$480
Other	5	10	15	20	20	20

Total Adjusted Segment Profit + DD&A	$2,650	$2,950	$3,250	$2,800	$3,150	$3,500

Adjusted Diluted Earnings Per Share (4)	$1.15	$1.35	$1.55	$1.20	$1.45	$1.70

(1)	Average NGL margins are for Williams Partners’ midstream business; they do not reflect Midstream Canada & Olefins’ business.

(2)	Composite frac spread is based on Henry Hub natural gas and Mont Belvieu NGLs.

(3)	Capital expenditures for 2011 exclude $330 million for Williams Partners’ acquisition of a 24.5% interest in Gulfstream system from Williams.

(4)	Adjusted Segment Profit, Adjusted Segment Profit + DD&A, and Adjusted Diluted EPS are adjusted to remove items considered unrepresentative of ongoing operations and the effect of mark-to-market accounting and are non-GAAP measures. Reconciliations to the most relevant GAAP measures are attached to this news release.

Business Segment Results

Williams’ business segments for financial reporting are Williams Partners, Exploration & Production, Midstream Canada & Olefins, and Other. The Williams Partners segment includes the consolidated results of Williams Partners L.P.; Exploration & Production includes the domestic exploration and production business, gas

Williams (NYSE: WMB)	Third-Quarter 2011 Financial Results — Nov. 1, 2011	Page 5 of 11

marketing, and the company’s controlling interest in Apco Oil & Gas International Inc.; Midstream Canada & Olefins includes the results of Williams’ Canadian midstream and domestic olefins business.

Consolidated Segment Profit	3Q		YTD
Amounts in millions	2011	2010	2011	2010

Williams Partners	$471	$371	$1,379	$1,156
Exploration & Production	48	(1,630)	193	(1,404)
Midstream Canada & Olefins	73	42	219	123
Other	1	38	23	63

Consolidated Segment Profit (Loss)	$593	($1,179)	$1,814	($62)

Adjusted Consolidated Segment Profit*	3Q		YTD
Amounts in millions	2011	2010	2011	2010

Williams Partners	$477	$352	$1,388	$1,116
Exploration & Production	92	33	253	248
Midstream Canada & Olefins	73	42	219	117
Other	1	8	12	20

Adjusted Consolidated Segment Profit	$643	$435	$1,872	$1,501

*	A schedule reconciling income from continuing operations to adjusted income from continuing operations (non-GAAP measures) is available at www.williams.com and as an attachment to this press release.

Williams Partners

Williams Partners is focused on natural gas transportation, gathering, treating, processing and storage; natural gas liquid (NGL) fractionation; and oil transportation.

For third-quarter 2011, Williams Partners reported segment profit of $471 million, compared with $371 million for third-quarter 2010. Year-to-date through Sept. 30, Williams Partners reported segment profit of $1,379 million, compared with $1,156 million for the same period in 2010.

Higher NGL margins and higher fee-based revenues in the midstream business, as well as improved results in the gas pipeline business, drove the significant improvement in both the third-quarter and year-to-date periods.

There is a more detailed description of Williams Partners’ interstate gas pipeline and midstream business results in the partnership’s third-quarter 2011 financial results news release, which is also being issued today.

Williams (NYSE: WMB)	Third-Quarter 2011 Financial Results — Nov. 1, 2011	Page 6 of 11

Exploration & Production

Exploration & Production is focused on developing its significant natural gas reserves and related NGLs in the Piceance Basin of western Colorado, as well as its growing positions in the Bakken Shale oil play in North Dakota and the Marcellus Shale in Pennsylvania. The business also has domestic operations in the Powder River Basin in Wyoming and the San Juan Basin in the southwestern United States and international investments in Argentina and Colombia.

Exploration & Production reported segment profit of $48 million for third-quarter 2011, compared with a segment loss of $1,630 million for third-quarter 2010.

The significant improvement in segment profit during the third-quarter was primarily due to the absence of approximately $1.7 billion in non-cash charges recorded during third-quarter 2010. These included charges of approximately $1 billion for an impairment of goodwill and $678 million related to the impairment of certain proved and unproved natural gas properties, primarily in the Barnett Shale.

Exploration & Production’s adjusted segment profit for third-quarter 2011 was $92 million, compared with $33 million for third-quarter 2010. A 13-percent increase in production volumes sold and a 6-percent increase in realized average prices reflecting all products drove the significant increase in third-quarter 2011 adjusted segment profit.

During third-quarter 2011, the realized average price for domestic production was $5.41 per thousand cubic feet of natural gas equivalent (Mcfe), compared with $5.09 in third-quarter 2010 — an increase of 6 percent. The increase in realized average price was primarily due to higher oil and NGL production.

Williams (NYSE: WMB)	Third-Quarter 2011 Financial Results — Nov. 1, 2011	Page 7 of 11

Average Daily Production	3Q			2Q 2011	Sequential Change
Natural gas & NGL basins (MMcfe/d)	2011	2010	Change

Piceance Basin	758	682	11%	725	5%
Powder River Basin	233	237	-2%	220	6%
Marcellus Shale	15	4	275%	9	67%
San Juan Basin	153	136	13%	138	11%
Barnett Shale	67	54	24%	69	-3%
Other	10	11	-9%	9	11%

Subtotal (MMcfe/d)	1,236	1,124	10%	1,170	6%

Oil basins
Amounts in thousand of barrels oil equivalent per day (Mboe/d)
Bakken Shale	6.2	—	na	5.5	13%
International	9.5	9.0	6%	9.7	-2%

Subtotal (Mboe/d)	15.7	9.1	73%	15.2	3%

Total Production (MMcfe/d)	1,330	1,178	13%	1,261	5%

Williams expects annual average daily production to increase by 9 percent and 11 percent at guidance midpoints in 2011 and 2012, respectively.

For the first nine months of 2011, Exploration & Production reported segment profit of $193 million, compared with a segment loss of $1,404 million for the same period in 2010. The significant change in the year-to-date period was due to the absence of the previously noted impairment charges in third-quarter 2010.

Exploration & Production’s adjusted segment profit for the first nine months of 2011 was $253 million, compared with $248 million for the same period in 2010. Higher production volumes and higher realized average prices drove the increased adjusted segment profit in year-to-date 2011.

Williams is currently operating four rigs in the Bakken shale, with a fifth rig expected to be active in fourth-quarter 2011. Williams has contracted for a sixth rig, which is expected to be operating by mid 2012. Third-quarter 2011 production in the Bakken more than tripled over first-quarter 2011, from approximately 1,800 to 6,200 barrels of oil equivalent per day.

In the Marcellus shale, the company is currently operating four rigs and expects to increase its level of drilling activity to six or seven rigs by the end of 2012. Third-quarter 2011 production levels in the Marcellus have more than tripled over third-quarter 2010. In Susquehanna County, the company has approximately 80 MMcf/d of production that is has been waiting on the final completion and subsequent start up of the Laser pipeline system. The company began flowing its first well into Laser in late October, and expects to connect several more wells to the system soon.

Williams (NYSE: WMB)	Third-Quarter 2011 Financial Results — Nov. 1, 2011	Page 8 of 11

In the Piceance basin, which is Williams’ largest area of concentrated development, wellhead production includes approximately 25 million gallons of NGLs recovered each month, or 19,600 barrels per day.

Midstream Canada & Olefins

Midstream Canada & Olefins reported third-quarter 2011 segment profit of $73 million, compared with $42 million for third-quarter 2010. For the first nine months of 2011, Midstream Canada & Olefins reported segment profit of $219 million, compared with $123 million for the same period in 2010.

Higher Canadian NGL margins from butylene/butane mix products helped drive the improvement in the third-quarter and year-to-date results. The separate products produced by the company’s Canadian butylene/butane splitter placed in service in August 2010 provide a higher combined per-unit margin than the butylene/butane mix product sold previously.

Higher per-unit margins on Canadian propane and propylene and Geismar ethylene also contributed to the improved results in both 2011 periods.

Quarterly Materials to be Posted Shortly; Q&A Webcast Scheduled for Tomorrow

Williams third-quarter financial results package should be posted shortly at www.williams.com. The package will include the data book and analyst package, and the investor presentation with a recorded commentary from CEO Alan Armstrong.

The company will host the third-quarter Q&A live webcast on Wednesday, Nov. 2 at 9 a.m. EDT. Participants are encouraged to access the webcast at www.williams.com. A limited number of phone lines also will be available at (877) 548-7906. International callers should dial (719) 325-4798.

Replays of the third-quarter webcast in both streaming and downloadable podcast formats will be available for two weeks following the event at www.williams.com.

Form 10-Q

The company plans to file its third-quarter 2011 Form 10-Q with the Securities and Exchange Commission this week. Once filed, the document will be available on both the SEC and Williams websites.

Williams (NYSE: WMB)	Third-Quarter 2011 Financial Results — Nov. 1, 2011	Page 9 of 11

Non-GAAP Measures

This press release includes certain financial measures, adjusted segment profit, adjusted earnings and adjusted per share measures that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. Adjusted segment profit, adjusted earnings and adjusted per share measures exclude items of income or loss that the company characterizes as unrepresentative of its ongoing operations and reflects mark-to-market adjustments for certain hedges and other derivatives in Exploration & Production. These measures provide investors meaningful insight into the company’s results from ongoing operations and better reflect results on a basis that is more consistent with derivative portfolio cash flows. The mark-to-market adjustments reverse forward unrealized mark-to-market gains or losses from derivatives and add realized gains or losses from derivatives for which mark-to-market income has been previously recognized, with the effect that the resulting adjusted segment profit is presented as if mark-to-market accounting had never been applied to these derivatives. The measure is limited by the fact that it does not reflect potential unrealized future losses or gains on derivative contracts. However, management compensates for this limitation since derivative assets and liabilities do reflect unrealized gains and losses of derivative contracts. Overall, management believes the mark-to-market adjustments provide an alternative measure that more closely matches realized cash flows for these derivatives but does not substitute for actual cash flows.

This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare a company’s performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the company and aid investor understanding. Neither adjusted segment profit, adjusted earnings nor adjusted per share measures are intended to represent an alternative to segment profit, net income or earnings per share. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

About Williams (NYSE: WMB)

Williams is an integrated natural gas company focused on exploration and production, midstream gathering and processing, and interstate natural gas transportation primarily in the Rocky Mountains, Gulf Coast, Pacific Northwest, Eastern Seaboard and the Marcellus Shale in Pennsylvania. Most of the company’s interstate gas pipeline and midstream assets are held through its 75-percent ownership interest (including the general-partner interest) in Williams Partners L.P. (NYSE: WPZ), a leading diversified master limited partnership. More information is available at www.williams.com. Go to http://www.b2i.us/irpass.asp?BzID=630&to=ea&s=0 to join our e-mail list.

Williams (NYSE: WMB)	Third-Quarter 2011 Financial Results — Nov. 1, 2011	Page 10 of 11

# # #

Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

—	Plans to separate our exploration and production business into a stand-alone, publicly traded corporation;

—	Amounts and nature of future capital expenditures;

—	Expansion and growth of our business and operations;

—	Financial condition and liquidity;

—	Business strategy;

—	Estimates of proved, probable, and possible gas and oil reserves;

—	Reserve potential;

—	Development drilling potential;

—	Cash flow from operations or results of operations;

—	Seasonality of certain business segments; and

—	Natural gas, natural gas liquids, and crude oil prices and demand.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this announcement. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

—

Our ability to complete the separation of our exploration and production business into a stand-alone publicly-traded corporation or to complete the separation on the timeline or terms we have announced;

—

Availability of supplies (including the uncertainties inherent in assessing, estimating, acquiring and developing future natural gas and oil reserves), market demand, volatility of prices, and the availability and cost of capital;

—

Inflation, interest rates, fluctuation in foreign exchange, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

—	The strength and financial resources of our competitors;

—	Development of alternative energy sources;

—	The impact of operational and development hazards;

—

Costs of, changes in, or the results of laws, government regulations (including climate change regulation and/or potential additional regulation of drilling and completion of wells), environmental liabilities, litigation, and rate proceedings;

—	Our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

—	Changes in maintenance and construction costs;

—	Changes in the current geopolitical situation;

—	Our exposure to the credit risk of our customers;

—	Risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of credit;

—	Risks associated with future weather conditions;

—	Acts of terrorism; and

—	Additional risks described in our filings with the Securities and Exchange Commission (“SEC”).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on Feb. 24, 2011, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williams.com.

Williams (NYSE: WMB)	Third-Quarter 2011 Financial Results — Nov. 1, 2011	Page 11 of 11

Financial Highlights and Operating Statistics

(UNAUDITED)

Final

September 30, 2011

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams  Companies, Inc. to Adjusted

Income

(UNAUDITED)

	2010					2011
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$(195)	$188	$(1,258)	$178	$(1,087)	$329	$230	$277	$836

Income (loss) from continuing operations — diluted earnings per common share	$(0.33)	$0.31	$(2.15)	$0.30	$(1.86)	$0.55	$0.38	$0.47	$1.40

Adjustments:

Williams Partners
Gain on sale of base gas from Hester storage field	$(5)	$(3)	$—	$—	$(8)	$(4)	$—	$—	$(4)
Involuntary conversion gain related to Ignacio	—	(4)	—	—	(4)	—	—	—	—
Involuntary conversion gain related to Hurricane Ike	—	(7)	(7)	—	(14)	—	—	—	—
Gain on sale of certain assets	—	—	(12)	—	(12)	—	—	—	—
Settlement gain related to Green Canyon development	—	—	—	(6)	(6)	—	—	—	—
Loss related to Eminence storage facility leak	—	—	—	5	5	4	3	6	13
Impairment of certain gathering assets	—	—	—	9	9	—	—	—	—
Unclaimed property assessment accrual adjustment- TGPL	—	(1)	—	—	(1)	—	—	—	—
Unclaimed property assessment accrual adjustment — NWP	—	(1)	—	—	(1)	—	—	—	—

Total Williams Partners adjustments	(5)	(16)	(19)	8	(32)	—	3	6	9

Exploration & Production
Gain on acreage swap	—	—	—	(7)	(7)	—	—	—	—
Gain on sale of certain assets	—	—	(1)	—	(1)	—	—	—	—
Impairment of goodwill	—	—	1,003	—	1,003	—	—	—	—
Impairments of certain natural gas properties and reserves	—	—	678	—	678	—	—	—	—
Prior years’ DD&A related to Piceance measurement issue	—	—	—	19	19	—	—	—	—
Unclaimed property assessment accrual	—	2	—	—	2	—	—	—	—
Impairment of certain unproved leasehold costs	—	—	—	—	—	—	—	50	50
Mark-to-market adjustments	(9)	(4)	(17)	—	(30)	18	(2)	(6)	10

Total Exploration & Production adjustments	(9)	(2)	1,663	12	1,664	18	(2)	44	60

Midstream Canada & Olefins
Customer settlement gain	—	(6)	—	—	(6)	—	—	—	—

Total Midstream Canada & Olefins adjustments	—	(6)	—	—	(6)	—	—	—	—

Other
(Gain)/loss from Venezuela investment	—	(13)	(30)	—	(43)	(11)	—	—	(11)

Total Other adjustments	—	(13)	(30)	—	(43)	(11)	—	—	(11)

Adjustments included in segment profit (loss)	(14)	(37)	1,614	20	1,583	7	1	50	58

Adjustments below segment profit (loss)
Exploration & Production reorganization expenses	—	—	—	—	—	4	2	6	12
Augusta refinery environmental accrual — Corporate	—	—	8	—	8	—	—	—	—
Early debt retirement costs — Corporate	606	—	—	—	606	—	—	—	—
Acceleration of unamortized debt costs related to credit facility amendment - Corporate	3	—	—	—	3	—	—	—	—
Williams Partners	1	—	—	—	1	—	—	—	—
Restructuring transaction costs — Corporate	33	—	—	—	33	—	—	—	—
Restructuring transaction costs — Williams Partners	6	2	4	—	12	—	—	—	—
Allocation of Williams Partners’ adjustments to noncontrolling interests	(4)	1	1	(2)	(4)	—	(1)	(1)	(2)

	645	3	13	(2)	659	4	1	5	10

Total adjustments	631	(34)	1,627	18	2,242	11	2	55	68
Less tax effect for above items	(239)	9	(238)	—	(468)	(4)	(1)	(21)	(26)
Adjustments for tax-related items [1]	11	—	—	66	77	(124)	—	(75)	(199)

Adjusted income from continuing operations available to common stockholders	$208	$163	$131	$262	$764	$212	$231	$236	$679

Adjusted diluted earnings per common share, including mark-to-market adjustments [2]	$0.36	$0.28	$0.22	$0.44	$1.29	$0.36	$0.39	$0.40	$1.14

Weighted-average shares — diluted
(thousands)	583,929	592,498	584,744	594,157	592,887	596,567	597,633	597,550	597,250

[1]	The first quarter of 2010 includes an adjustment for the reduction of tax benefits on the Medicare Part D federal subsidy due to enacted healthcare legislation. The fourth quarter of 2010 includes an adjustment to reflect taxes on undistributed earnings of certain foreign operations that are no longer considered permanently reinvested. The first quarter of 2011 includes federal settlements and an international revised assessment. The third quarter of 2011 includes an adjustment to reverse taxes on undistributed earnings of certain foreign operations that are now considered permanently reinvested.

[2]	Interest expense, net of tax, associated with our convertible debentures has been added back to adjusted income from continuing operations available to common stockholders to calculate adjusted diluted earnings per common share.

Note: The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.

Consolidated Statement of Operations

(UNAUDITED)

	000000000	000000000	000000000	000000000	000000000	000000000	000000000	000000000	000000000
	2010					2011
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Revenues	$2,591	$2,289	$2,300	$2,420	$9,600	$2,575	$2,669	$2,703	$7,947
Segment costs and expenses:
Costs and operating expenses	1,917	1,717	1,748	1,782	7,164	1,908	1,938	2,025	5,871
Selling, general and administrative expenses	111	123	122	142	498	137	134	130	401
Impairments of goodwill and long-lived assets	—	—	1,681	10	1,691	—	—	—	—
Other (income) expense — net	(1)	(12)	(4)	(9)	(26)	(1)	3	—	2

Total segment costs and expenses	2,027	1,828	3,547	1,925	9,327	2,044	2,075	2,155	6,274

Equity earnings (losses)	40	39	38	46	163	40	45	45	130
Income (loss) from investments	—	13	30	—	43	11	—	—	11

Total segment profit (loss)	604	513	(1,179)	541	479	582	639	593	1,814

Reclass equity earnings (losses)	(40)	(39)	(38)	(46)	(163)	(40)	(45)	(45)	(130)
Reclass income (loss) from investments	—	(13)	(30)	—	(43)	(11)	—	—	(11)
General corporate expenses	(85)	(45)	(43)	(48)	(221)	(51)	(47)	(54)	(152)

Operating income (loss)	479	416	(1,290)	447	52	480	547	494	1,521

Interest accrued	(164)	(154)	(158)	(156)	(632)	(158)	(156)	(152)	(466)
Interest capitalized	17	13	13	8	51	9	9	11	29
Investing income — net	39	55	68	47	209	51	45	49	145
Early debt retirement costs	(606)	—	—	—	(606)	—	—	—	—
Other income (expense) — net	(7)	(1)	(4)	—	(12)	4	—	—	4

Income (loss) from continuing operations before income taxes	(242)	329	(1,371)	346	(938)	386	445	402	1,233
Provision (benefit) for income taxes	(94)	104	(150)	114	(26)	(6)	145	55	194

Income (loss) from continuing operations	(148)	225	(1,221)	232	(912)	392	300	347	1,039
Income (loss) from discontinued operations	2	(3)	(5)	(4)	(10)	(8)	(3)	(5)	(16)

Net income (loss)	(146)	222	(1,226)	228	(922)	384	297	342	1,023
Less: Net income attributable to noncontrolling interests	47	37	37	54	175	63	70	70	203

Net income (loss) attributable to The Williams Companies, Inc.	$(193)	$185	$(1,263)	$174	$(1,097)	$321	$227	$272	$820

Amounts attributable to The Williams Companies, Inc.:
Income (loss) from continuing operations	$(195)	$188	$(1,258)	$178	$(1,087)	$329	$230	$277	$836
Income (loss) from discontinued operations	2	(3)	(5)	(4)	(10)	(8)	(3)	(5)	(16)

Net income (loss)	$(193)	$185	$(1,263)	$174	$(1,097)	$321	$227	$272	$820

Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$(0.33)	$0.31	$(2.15)	$0.30	$(1.86)	$0.55	$0.38	$0.47	$1.40
Income (loss) from discontinued operations	—	—	(0.01)	(0.01)	(0.02)	(0.01)	—	(0.01)	(0.03)

Net income (loss)	$(0.33)	$0.31	$(2.16)	$0.29	$(1.88)	$0.54	$0.38	$0.46	$1.37

Weighted-average number of shares used in computations (thousands)	583,929	592,498	584,744	594,157	584,552	596,567	597,633	597,550	597,250

Common shares outstanding at end of period (thousands)	584,223	584,546	584,724	585,891	585,891	587,990	588,637	588,955	588,955
Market price per common share (end of period)	$23.10	$18.28	$19.11	$24.72	$24.72	$31.18	$30.25	$24.34	$24.34

Common dividends per share	$0.11	$0.125	$0.125	$0.125	$0.485	$0.125	$0.200	$0.200	$0.525

Note: The sum of earnings (loss) per share for the quarters may not equal the total earnings (loss) per share for the year due to changes in the weighted-average number of common shares outstanding.

Reconciliation of Segment Profit (Loss) to Adjusted Segment Profit (Loss)

(UNAUDITED)

	00000000	00000000	00000000	00000000	00000000	00000000	00000000	00000000	00000000
	2010					2011
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Segment profit (loss):

Williams Partners	$424	$361	$371	$418	$1,574	$437	$471	$471	$1,379
Exploration & Production	153	73	(1,630)	69	(1,335)	51	94	48	193
Midstream Canada & Olefins	20	61	42	49	172	74	72	73	219
Other	7	18	38	5	68	20	2	1	23

Total segment profit (loss)	$604	$513	$(1,179)	$541	$479	$582	$639	$593	$1,814

Adjustments:

Williams Partners	$(5)	$(16)	$(19)	$8	$(32)	$—	$3	$6	$9
Exploration & Production	(9)	(2)	1,663	12	1,664	18	(2)	44	60
Midstream Canada & Olefins	—	(6)	—	—	(6)	—	—	—	—
Other	—	(13)	(30)	—	(43)	(11)	—	—	(11)

Total segment adjustments	$(14)	$(37)	$1,614	$20	$1,583	$7	$1	$50	$58

Adjusted segment profit (loss):

Williams Partners	$419	$345	$352	$426	$1,542	$437	$474	$477	$1,388
Exploration & Production	144	71	33	81	329	69	92	92	253
Midstream Canada & Olefins	20	55	42	49	166	74	72	73	219
Other	7	5	8	5	25	9	2	1	12

Total adjusted segment profit (loss)	$590	$476	$435	$561	$2,062	$589	$640	$643	$1,872

Note:	Segment profit (loss) includes equity earnings (losses) and income (loss) from investments reported in investing income — net in the Consolidated Statement of Operations. Equity earnings (losses) results from investments accounted for under the equity method. Income (loss) from investments results from the management of certain equity investments.

Williams Partners

(UNAUDITED)

	00000000	00000000	00000000	00000000	00000000	00000000	00000000	00000000	00000000
	2010					2011
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Revenues	$1,490	$1,400	$1,327	$1,498	$5,715	$1,579	$1,671	$1,673	$4,923

Segment costs and expenses:

Costs and operating expenses	1,033	1,002	923	1,026	3,984	1,105	1,163	1,169	3,437
Selling, general, and administrative expenses	62	70	70	79	281	73	74	69	216
Other (income) expense — net	(3)	(6)	(13)	7	(15)	(11)	(1)	4	(8)

Total segment costs and expenses	1,092	1,066	980	1,112	4,250	1,167	1,236	1,242	3,645

Equity earnings	26	27	24	32	109	25	36	40	101

Reported segment profit	424	361	371	418	1,574	437	471	471	1,379
Adjustments	(5)	(16)	(19)	8	(32)	—	3	6	9

Adjusted segment profit	$419	$345	$352	$426	$1,542	$437	$474	$477	$1,388

Exploration & Production

(UNAUDITED)

	2010					2011
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Revenues:
Production	$566	$507	$526	$545	$2,144	$554	$611	$633	$1,798
Gas management	556	365	436	385	1,742	405	337	347	1,089
Hedge ineffectiveness and mark-to-market gains (losses)	9	—	16	2	27	3	5	12	20
International	20	22	22	25	89	24	26	28	78
Other	6	7	5	6	24	3	2	2	7

Total revenues	1,157	901	1,005	963	4,026	989	981	1,022	2,992

Segment costs and expenses:
Depreciation, depletion and amortization (including International)	209	212	221	246	888	218	236	251	705
Lease and other operating expenses	51	54	61	70	236	65	64	70	199
Operating taxes	35	27	36	16	114	30	37	28	95
Exploration expense	4	9	26	19	58	21	20	73	114
Third party & affiliate gathering, processing and transportation	100	98	107	111	416	123	131	132	386
Selling, general and administrative expenses (including International)	41	42	44	52	179	55	50	52	157
Gas management expenses	558	377	447	392	1,774	417	341	360	1,118
International (excluding DD&A and SG&A)	11	10	9	11	41	10	13	14	37
Impairment of goodwill and long-lived assets	—	—	1,681	—	1,681	—	—	—	—
Other expense — net	—	4	8	(18)	(6)	5	—	(1)	4

Total segment costs and expenses	1,009	833	2,640	899	5,381	944	892	979	2,815
Equity earnings	5	5	5	5	20	6	5	5	16

Reported segment profit	153	73	(1,630)	69	(1,335)	51	94	48	193
Adjustments	(9)	(2)	1,663	12	1,664	18	(2)	44	60

Adjusted segment profit	$144	$71	$33	$81	$329	$69	$92	$92	$253

Operating statistics

Domestic:
Total domestic net volumes (Bcfe)	98.2	100.0	103.4	107.5	409.1	103.9	109.5	117.1	330.5
Net domestic volumes per day (MMcfe/d)	1,091	1,099	1,124	1,169	1,121	1,155	1,203	1,272	1,211
Domestic realized price ($/Mcfe) (1)	$5.769	$5.064	$5.088	$5.070	$5.241	$5.335	$5.578	$5.409	$5.442
Net domestic realized price ($/Mcfe) (2)	$4.754	$4.082	$4.055	$4.031	$4.223	$4.147	$4.388	$4.280	$4.274
Production taxes per Mcfe	$0.362	$0.274	$0.346	$0.146	$0.279	$0.286	$0.342	$0.235	$0.286
Lease and other operating expense per Mcfe	$0.518	$0.539	$0.592	$0.650	$0.576	$0.624	$0.583	$0.600	$0.602

(1)	Domestic realized price is calculated the following way: production revenues (including hedging activities) divided by net volumes.

(2)	Net domestic realized price is calculated the following way: production revenues (including hedging activities) less gathering & processing expense divided by net volumes.

International:
Total volumes including Equity Investee (Bcfe)	6.2	6.7	6.4	5.5	24.8	6.3	6.6	6.7	19.6
Volumes per day (MMcfe/d)	69	73	69	60	68	70	73	73	72

Volumes net to Williams (after minority interest) (Bcfe)	4.8	5.3	5.0	4.4	19.5	4.9	5.3	5.2	15.4
Volumes net to Williams per day (MMcfe/d)	54	58	54	47	53	55	58	58	57

Total Domestic and International:
Volumes net to Williams (after minority interest) (Bcfe)	103.0	105.3	108.4	111.9	428.6	108.8	114.8	122.3	345.9
Volumes net to Williams per day (MMcfe/d)	1,145	1,157	1,178	1,216	1,174	1,210	1,261	1,330	1,267

Midstream Canada & Olefins

(UNAUDITED)

	$00,000,0	$00,000,0	$00,000,0	$00,000,0	$00,000,0	$00,000,0	$00,000,0	$00,000,0	$00,000,0
	2010					2011
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Revenues:
Olefin and NGL production sales	$240	$236	$218	$224	$918	$290	$305	$305	$900
Marketing sales	48	41	36	82	207	67	74	63	204
Other revenues	6	5	5	6	22	6	5	8	19

	294	282	259	312	1,147	363	384	376	1,123

Intrasegment eliminations	(22)	(25)	(27)	(40)	(114)	(47)	(37)	(50)	(134)

Total revenues	272	257	232	272	1,033	316	347	326	989

Segment costs and expenses:
Olefin and NGL production cost of goods sold	195	153	150	147	645	186	200	198	584
Marketing cost of goods sold	48	44	35	81	208	66	73	64	203
Operating costs	23	25	23	23	94	23	29	38	90
Other:
Selling, general and administrative expenses	6	7	7	9	29	8	9	8	25
Other (income) expense — net	2	(8)	2	3	(1)	6	1	(5)	2

Intrasegment eliminations	(22)	(25)	(27)	(40)	(114)	(47)	(37)	(50)	(134)

Total segment costs and expenses	252	196	190	223	861	242	275	253	770

Reported segment profit	20	61	42	49	172	74	72	73	$219
Adjustments	—	(6)	—	—	(6)	—	—	—	—

Adjusted segment profit	$20	$55	$42	$49	$166	$74	$72	$73	$219

Operating statistics

Geismar ethylene sales volumes (million lbs)	263	251	275	192	981	272	254	270	796
Canadian propylene sales volumes (million lbs)	22	30	33	42	127	38	26	38	102
Canadian NGL sales volumes (million gallons)*	28	36	34	47	145	45	32	38	115

*	NGL products include: propane, normal butane, isobutane/butylene, and condensate.

Capital Expenditures and Investments

(UNAUDITED)

	$000,00,0	$000,00,0	$000,00,0	$000,00,0	$000,00,0	$000,00,0	$000,00,0	$000,00,0	$000,00,0
	2010					2011
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Capital expenditures:
Williams Partners	$120	$221	$246	$250	$837	$156	$153	$285	$594
Exploration & Production	286	263	894	396	1,839	319	362	402	1,083
Midstream Canada & Olefins	18	22	26	28	94	45	48	39	132
Other	4	6	5	3	18	6	5	13	24

Total*	$428	$512	$1,171	$677	$2,788	$526	$568	$739	$1,833

Purchase of businesses:
Williams Partners	$—	$—	$—	$150	$150	$—	$—	$31	$31
Exploration & Production	—	—	—	949	949	—	—	—	—
Midstream Canada & Olefins	—	—	—	—	—	—	—	10	10

Total	$—	$—	$—	$1,099	$1,099	$—	$—	$41	$41

Purchase of investments:
Williams Partners	$9	$6	$435	$26	$476	$36	$65	$39	$140
Exploration & Production	2	2	2	1	7	4	2	2	8
Other	2	(1)	2	2	5	2	23	—	25

Total	$13	$7	$439	$29	$488	$42	$90	$41	$173

Summary:
Williams Partners	$129	$227	$681	$426	$1,463	$192	$218	$355	$765
Exploration & Production	288	265	896	1,346	2,795	323	364	404	1,091
Midstream Canada & Olefins	18	22	26	28	94	45	48	49	142
Other	6	5	7	5	23	8	28	13	49

Total	$441	$519	$1,610	$1,805	$4,375	$568	$658	$821	$2,047

Cumulative summary:
Williams Partners	$129	$356	$1,037	$1,463	$1,463	$192	$410	$765	$765
Exploration & Production	288	553	1,449	2,795	2,795	323	687	1,091	1,091
Midstream Canada & Olefins	18	40	66	94	94	45	93	142	142
Other	6	11	18	23	23	8	36	49	49

Total	$441	$960	$2,570	$4,375	$4,375	$568	$1,226	$2,047	$2,047

Capital expenditures incurred and purchase of investments:
Increases to property, plant, and equipment	$410	$488	$1,174	$683	$2,755	$482	$604	$828	$1,914
Purchase of businesses	—	—	—	1,099	1,099	—	—	41	41
Purchase of investments	13	7	439	29	488	42	90	41	173

Total	$423	$495	$1,613	$1,811	$4,342	$524	$694	$910	$2,128

*Increases to property, plant, and equipment	$410	$488	$1,174	$683	$2,755	$482	$604	$828	$1,914
Changes in related accounts payable and accrued liabilities	18	24	(3)	(6)	33	44	(36)	(89)	(81)

Capital expenditures	$428	$512	$1,171	$677	$2,788	$526	$568	$739	$1,833

Depreciation, Depletion, and Amortization and Other Selected Financial Data

(UNAUDITED)

	$000,00,0	$000,00,0	$000,00,0	$000,00,0	$000,00,0	$000,00,0	$000,00,0	$000,00,0	$000,00,0
	2010					2011
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Depreciation, depletion, and amortization:
Williams Partners	$140	$140	$140	$148	$568	$150	$154	$155	$459
Exploration & Production	211	214	224	246	895	219	237	251	707
Midstream Canada & Olefins	6	5	6	6	23	6	7	6	19
Other	4	7	4	6	21	6	5	6	17

Total	$361	$366	$374	$406	$1,507	$381	$403	$418	$1,202

Other selected financial data:
Cash and cash equivalents	$1,644	$1,601	$1,015	$795	$795	$923	$1,166	$996	$996

Total assets	$25,129	$24,947	$23,848	$24,972	$24,972	$25,083	$25,705	$26,146	$26,146

Capital structure:
Debt
Current	$10	$160	$508	$508	$508	$532	$383	$361	$361
Noncurrent	$8,615	$8,358	$8,002	$8,600	$8,600	$8,577	$8,927	$9,024	$9,024
Stockholders’ equity	$7,919	$7,979	$7,025	$7,288	$7,288	$7,537	$7,716	$7,909	$7,909
Debt to debt-plus-stockholders’ equity ratio	52.1%	51.6%	54.8%	55.6%	55.6%	54.7%	54.7%	54.3%	54.3%

Segment profit guidance — reported to adjusted

	$000,00	$000,00	$000,00	$000,00	$000,00	$000,00	$000,00	$000,00	$000,00
	2011 Guidance			2012 Guidance			2013 Guidance

	PRE E&P SEPARATION			POST E&P SEPARATION —DOES NOT INCLUDE EXPLOR. & PROD.
Dollars in millions	Low	Midpoint	High	Low	Midpoint	High	Low	Midpoint	High
Reported segment profit:
Williams Partners (WPZ)	$1,811	$1,881	$1,951	$1,730	$1,950	$2,170	$1,800	$2,050	$2,300
Exploration & Production	230	280	330	—	—	—	—	—	—
Midstream Canada & Olefins	250	275	300	250	300	350	275	350	425
Other	16	9	1	(5)	—	5	—	—	—

Total Reported segment profit	2,307	2,445	2,582	1,975	2,250	2,525	2,075	2,400	2,725

Adjustments:
Gain on sale of base gas from Hester storage field	(4)	(4)	(4)	—	—	—	—	—	—
Loss related to Eminence storage facility leak	13	13	13	—	—	—	—	—	—

Total Williams Partners Adjustments	9	9	9	—	—	—	—	—	—

Impairments of certain nat. gas properties and reserves	50	50	50
Mark-to-Market adjustment	20	20	20	—	—	—	—	—	—

Total Exploration & Production Adjustments	70	70	70	—	—	—	—	—	—

Gain from Venezuela investment	(11)	(11)	(11)	—	—	—	—	—	—

Total “Other” Adjustments	(11)	(11)	(11)	—	—	—	—	—	—

Total Adjustments	68	68	68	—	—	—	—	—	—

Adjusted segment profit:
Williams Partners (WPZ)	1,820	1,890	1,960	1,730	1,950	2,170	1,800	2,050	2,300
Exploration & Production	300	350	400	—	—	—	—	—	—
Midstream Canada & Olefins	250	275	300	250	300	350	275	350	425
Other	5	(3)	(10)	(5)	—	5	—	—	—

Total Adjusted segment profit	$2,375	$2,513	$2,650	$1,975	$2,250	$2,525	$2,075	$2,400	$2,725

Reconciliation of forecasted reported income from continuing operations to adjusted income from continuing operations after MTM adjustments

	$000,00		$000,00		$000,00		$000,00	$000,00	$000,00	$000,00	$000,00	$000,00
	2011 Guidance						2012 Guidance			2013 Guidance

	PRE E&P SEPARATION						POST E&P SEPARATION —DOES NOT INCLUDE EXPL. & PROD.
Dollars in millions	Low		Midpoint		High		Low	Midpoint	High	Low	Midpoint	High
Reported income from continuing operations	$801		$876		$951		$695	$815	$935	$725	$878	$1,030

Adjustments — pretax	363	[1]	363	[1]	363	[1]	—	—	—	—	—	—

Less taxes	(324)[1]		(324)[1]		(324)[1]		—	—	—	—	—	—

Adjustments — after tax	39		39		39		—	—	—	—	—	—

Adjusted income from continuing ops	$840		$915		$990		$695	$815	$935	$725	$878	$1,030

Adjusted diluted EPS	$1.40		$1.53		$1.65		$1.15	$1.35	$1.55	$1.20	$1.45	$1.70

Notes: All amounts attributable to Williams

1 A detailed schedule of adjustments is presented in this presentation.

2011 Non-GAAP adjustment detail

Segment Profit Adjustments:	$ in millions

Williams Partners (WPZ)
Gain on sale of base gas from Hester storage field	$(4)
Loss related to Eminence storage facility leak	13

Total Williams Partners adjustments	9

Exploration & Production (E&P)
Impairment of certain nat. gas properties and reserves	50
Mark-to-market adjustments	20

Total Exploration & Production adjustments	70

Midstream Canada & Olefins
Total Midstream Canada & Olefins adjustments	—

Other
(Gain)/loss from Venezuela investment	(11)

Total Other adjustments	(11)

Adjustments included in segment profit (loss)	$68

Adjustments below segment profit (loss)
E&P Separation and Transition Costs	283
E&P Separation and Transition Costs—Interest Related	14
Allocation of Williams Partners’ adjustments to noncontrolling interests	(2)

Total adjustments below segment profit	295

Total adjustments	$363
Less tax effect for above items	(125)
Adjustments for tax-related items [1]	(199)

Total adjustments after tax	$39

1)	Includes federal tax settlements and an international revised assessment. Also includes an adjustment to reverse taxes on undistributed earnings of certain foreign operations that are now considered permanently reinvested.